CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to the Board of Trustees and Shareholders of LKCM Small Cap Equity Fund, LKCM Equity Fund, LKCM Balanced Fund, LKCM Fixed Income and LKCM International Fund (constituting LKCM Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

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PricewaterhouseCoopers LLP
Milwaukee, WI
April 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to the Board of Trustees and Shareholders of LKCM Aquinas Value Funds, LKCM Aquinas Growth Fund, LKCM Aquinas Small Cap Fund, and LKCM Aquinas Fixed Income Fund (constituting LKCM Aquinas Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

[Missing Graphic Reference]

PricewaterhouseCoopers LLP
Milwaukee, WI
April 26, 2007